Exhibit 99.1

HERSHEY FOODS ANNOUNCES RECORD THIRD QUARTER
AND NINE-MONTHS RESULTS

HERSHEY, Pa., October 21, 2004—Hershey Foods Corporation (NYSE:HSY) today announced record sales and earnings from operations for the third quarter ended October 3, 2004. Consolidated net sales for the third quarter were $1,254,508,000 compared with $1,191,019,000 for the third quarter of 2003. Net income for the third quarter of 2004 was $166,229,000, or $.66 per share-diluted, compared with $143,604,000, or $.55 per share-diluted, for the comparable period of 2003. Earnings per share for 2003 have been adjusted to reflect the two-for-one stock split effective June 15, 2004.

For the third quarter of 2003, these GAAP results include an after-tax charge of $7.4 million, or $.03 per share-diluted, associated with the cumulative effect of a change in accounting for the Company’s leases of certain warehouse and distribution facilities. In addition, the 2003 third quarter results include pre-tax charges related to business rationalization and realignment initiatives of $9.7 million, or $.02 per share-diluted, and a gain on the sale of several gum brands of $8.3 million, or $.02 per share-diluted.

Net income for the third quarter of 2004 was $166,229,000, or $.66 per share-diluted, compared with $151,047,000, or $.57 per share-diluted, after excluding the items described above, for the third quarter of 2003, an increase of 15.8 percent.

Record Nine-Months Results from Operations

For the first nine months of 2004, consolidated net sales were $3,161,285,000 compared with $2,993,296,000 for the first nine months of 2003. GAAP net income for the first nine months of 2004 was $420,593,000, or $1.62 per share-diluted, compared with $312,646,000, or $1.18 per share-diluted, for the first nine months of 2003. Earnings per share for 2003 have been adjusted to reflect the two-for-one stock split effective June 15, 2004.

Net income for the first nine months of 2004 includes the benefit of a $61.1 million, or $.23 per share-diluted, non-cash reduction of income tax expense resulting from second quarter adjustments to tax reserves following the completion of prior years’ tax audits. Results for the first nine months of 2003 included pre-tax charges related to 2003 business rationalization and realignment initiatives of $13.7 million, or $.03 per share-diluted, partially offset by the gain of $8.3 million, or $.02 per share-diluted, on the sale of certain gum brands; and an after-tax charge of $7.4 million, or $.03 per share-diluted, associated with the cumulative effect of the change in accounting for the Company’s leases of certain warehouse and distribution facilities.

Excluding the items mentioned above, net income for the first nine months of 2004 was $359,512,000, or $1.39 per share-diluted, compared with $322,603,000, or $1.22 per share-diluted, in the first nine months of 2003, an increase of 13.9%.

The components of the 2003 brand and product rationalization initiatives and realignment of the sales organization are described in Management’s Discussion and Analysis, and Note 4 to the Consolidated Financial Statements, contained in the Company’s 2003 Annual Report on Form 10-K.

Third Quarter Performance

Hershey’s third quarter sales increased by 5.3%, reflecting unit volume growth associated with the introduction of new products and limited edition items, as well as net price realization. Gross margin expanded, despite higher commodities costs, primarily as a result of productivity improvement throughout the supply chain and favorable pricing. Selling, Marketing, and Administrative costs declined slightly as a percentage of sales due to discipline in all spending areas and better targeted, more efficient brand and customer support.

“Our performance during the third quarter was very strong,” said Richard H. Lenny, Chairman, President, and Chief Executive Officer. “Innovative, on-trend new products and well-executed retail initiatives delivered excellent sales and market share gains. This above-trend sales growth combined with tight cost control yielded record profitability. Through the first nine months of 2004, Hershey’s performance has been balanced and consistent with solid gains in sales, consumer takeaway, and profitability.

“As we look to the fourth quarter and into early 2005, we’ll continue to leverage our scale brands by providing meaningful benefits to consumers and ensuring profitable growth opportunities for our customers. I’m pleased with our progress to date, and the Company is committed to building upon this strong foundation. For the full year, net sales growth is expected to be above our 3-4% long-term objective, and diluted EPS growth will exceed our long-term 9-11% range,” Lenny concluded.

Note: In this sales and earnings release, Hershey has provided income excluding certain items described above, in addition to net income determined in accordance with generally accepted accounting principles (GAAP). This non-GAAP financial measure, as shown in the attached pro forma income statements, is used in evaluating results of operations for internal purposes. This non-GAAP measure is not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in confectionery preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; adequacy of the Company’s bad debt reserve; the Company’s ability to implement improvements to reduce costs associated with its supply chain; and the Company’s ability to successfully implement its rationalization and realignment initiatives, as discussed in the Company’s Annual Report on Form 10-K for 2003.

Live Webcast

As previously announced, the Company will hold a conference call with analysts today at 10:00 a.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate Web site www.hersheys.com. Please go to the Investor Relations Section of the Web site for further details.

# # # #

Media Contact:         Stephanie L. Moritz    (717) 508-3238
Financial Contact:    James A. Edris    (717) 534-7556

                                                    Hershey Foods Corporation
                                           Summary of Consolidated Statements of Income
                                   for the periods ended October 3, 2004 and September 28, 2003
                                        (in thousands of dollars except per share amounts)

                                                       Third Quarter                     Nine Months
                                                       -------------                     -----------

                                                  2004               2003           2004         2003
                                                  ----               ----           ----         ----

Net Sales                                        $1,254,508    $1,191,019     $3,161,285    $2,993,296
                                               -------------  ------------   ------------  ------------

Costs and Expenses:
   Cost of Sales                                    756,408       724,185      1,915,244     1,836,434
   Selling, Marketing and Administrative            216,696       212,107        630,390       601,047
   Business Realignment Charge, net               ---               8,564      ---              12,449
   Gain on Sale of Business                       ---              (8,330)     ---              (8,330)
                                               -------------  ------------   ------------  ------------

   Total Costs and Expenses                         973,104       936,526      2,545,634     2,441,600
                                               -------------  ------------   ------------  ------------

Income Before Interest and Income
    Taxes (EBIT)                                    281,404       254,493        615,651       551,696
Interest Expense, net                                18,252        17,258         48,594        47,413
                                               -------------  ------------   ------------  ------------

Income Before Income Taxes                          263,152       237,235        567,057       504,283
Provision for Income Taxes                           96,923        86,263        146,464       184,269
                                               -------------  ------------   ------------  ------------

Income Before Accounting Change                     166,229       150,972        420,593       320,014
Cumulative Effect of Accounting Change,
   net of tax                                     ---               7,368      ---               7,368
                                               -------------  ------------   ------------  ------------

Net Income                                         $166,229      $143,604       $420,593      $312,646
                                               =============  ============   ============  ============

Net Income Per Share Before Cumulative
Effect of Accounting Change - Basic - Common          $0.68         $0.59          $1.68         $1.24
                                               =============  ============   ============  ============
                            - Basic - Class B         $0.62         $0.54          $1.53         $1.12
                                               ============   ============   ============  ============
                            - Diluted                 $0.66         $0.57          $1.62         $1.21
                                               =============  ============   ============  ============

Net Income Per Share - Basic - Common                 $0.68         $0.57          $1.68         $1.21
                                               =============  ============   ============  ============
                     - Basic - Class B                $0.62         $0.51          $1.53         $1.09
                                               ============   ============   ============  ============
                     - Diluted                        $0.66         $0.55          $1.62         $1.18
                                               =============  ============   ============  ============

Shares Outstanding  - Basic - Common                188,726       200,460        195,288       202,561
                                               =============  ============   ============  ============
                    - Basic - Class B                60,843        60,844         60,844        60,844
                                               =============  ============   ============  ============
                    - Diluted                        252,683       263,298        258,866       265,229
                                               =============  ============   ============  ============

Key Margins:
   Gross Margin                                        39.7%         39.2%          39.4%         38.6%
   EBIT Margin                                         22.4%         21.4%          19.5%         18.4%
   Net Margin                                          13.3%         12.1%          13.3%         10.4%

                                                    Hershey Foods Corporation
                                     Pro Forma Summary of Consolidated Statements of Income
                                  for the periods ended October 3, 2004 and September 28, 2003
                                       (in thousands of dollars except per share amounts)

                                                 Third Quarter               Nine Months
                                                 -------------               -----------

                                             2004         2003            2004            2003
                                             ----         ----            ----            ----

Net Sales                                  $1,254,508    $1,191,019      $3,161,285      $2,993,296
                                           -----------  ------------    ------------    ------------

Costs and Expenses:
   Cost of Sales                              756,408       723,067 (a)   1,915,244       1,835,195 (a)
   Selling, Marketing and Administrative      216,696       212,107         630,390         601,047
   Business Realignment Charge, net          ---           ---      (b)    ---             ---      (b)
   Gain on Sale of Business                  ---           ---      (c)    ---             ---      (c)
                                           -----------  ------------    ------------    ------------

   Total Costs and Expenses                   973,104       935,174       2,545,634       2,436,242
                                           -----------  ------------    ------------    ------------

Income Before Interest and Income
    Taxes (EBIT)                              281,404       255,845         615,651         557,054
Interest Expense, net                          18,252        17,258          48,594          47,413
                                           -----------  ------------    ------------    ------------

Income Before Income Taxes                    263,152       238,587         567,057         509,641
Provision for Income Taxes                     96,923        87,540         207,545 (d)     187,038
                                           -----------  ------------    ------------    ------------

Net Income                                   $166,229      $151,047        $359,512        $322,603
                                           ===========  ============    ============    ============

Net Income Per Share - Basic - Common           $0.68         $0.59           $1.44           $1.25
                                           ===========  ============    ============    ============
                     - Basic - Class B          $0.62         $0.54           $1.31           $1.13
                                           ===========  ============    ============    ============
                      - Diluted                 $0.66         $0.57           $1.39           $1.22
                                           ===========  ============    ============    ============

Shares Outstanding  - Basic - Common          188,726       200,460         195,288         202,561
                                           ===========  ============    ============    ============
                    - Basic - Class B          60,843        60,844          60,844          60,844
                                           ===========  ============    ============    ============
                    - Diluted                 252,683       263,298         258,866         265,229
                                           ===========  ============    ============    ============

Key Margins:
   Adjusted Gross Margin                        39.7%         39.3%           39.4%           38.7%
   Adjusted EBIT Margin                         22.4%         21.5%           19.5%           18.6%
   Adjusted Net Margin                          13.3%         12.7%           11.4%           10.8%

    (a)     Excludes business realignment charge of $1.1 million pre-tax or $.7 million after-tax for the third quarter, and $1.2 million pre-tax or $.8 million after-tax for the nine months.

    (b)     Excludes business realignment charge of $8.6 million pre-tax or $5.2 million after-tax for the third quarter, and $12.4 million pre-tax or $7.5 million after-tax for the nine months.

    (c)     Excludes gain on sale of business of $8.3 million pre-tax or $5.7 million after-tax for the third quarter and the nine months.

    (d)     Excludes tax provision adjustment of $(61.1) million for the nine months.

                                             Hershey Foods Corporation
                                            Consolidated Balance Sheets
                                    as of October 3, 2004 and December 31, 2003
                                             (in thousands of dollars)

Assets                                                       2004                   2003
------                                                       ----                   ----

Cash and Cash Equivalents                                      $87,389               $114,793
Accounts Receivable - Trade (Net)                              484,197                407,612
Deferred Income Taxes                                           18,024                 13,285
Inventories                                                    643,549                492,859
Prepaid Expenses and Other                                     117,015                103,020
                                                        ---------------        ---------------

Total Current Assets                                         1,350,174              1,131,569

Net Plant and Property                                       1,667,791              1,661,939
Goodwill                                                       377,762                388,960
Other Intangibles                                               38,222                 38,511
Other Assets                                                   352,774                361,561
                                                        ---------------        ---------------

Total Assets                                                $3,786,723             $3,582,540
                                                        ===============        ===============
Liabilities and Stockholders' Equity
------------------------------------

Loans Payable                                                 $563,057                $12,509
Accounts Payable                                               154,890                132,222
Accrued Liabilities                                            424,399                416,181
Taxes Payable                                                   19,924                 24,898
                                                        --------------         ---------------

Total Current Liabilities                                    1,162,270                585,810

Long-Term Debt                                                 968,956                968,499
Other Long-Term Liabilities                                    394,933                370,776
Deferred Income Taxes                                          320,055                377,589
                                                        ---------------        ---------------

Total Liabilities                                            2,846,214              2,302,674

Total Stockholders' Equity                                     940,509              1,279,866
                                                        ---------------        ---------------

Total Liabilities and Stockholders' Equity                  $3,786,723             $3,582,540
                                                        ===============        ===============